Filed in the Office of	Business Number C25725-1997
Barbara K. Cegavske	Filing Number 20222631923
Secretary of State State Of Nevada	Filed On 9/22/2022 2:18:00 PM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Nuvus Gro Corp. Entity or Nevada Business Identification Number (NVID): NV19971325555
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators × board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	× Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99%
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Doc ID: 1d4dd764b2ed8d0fc945690d124da3449a502c5a

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

First paragraph of Article 3 - Authorized Stock - Description of Capital Stock and Rights - General is replaced as follows:

This form must be accompanied by appropriate fees.

Doc ID: 1d4dd764b2ed8d0fc945690d124da3449a502c5a

General

Our authorized capital stock consists of 20,000,000,000 shares of common stock, par value $0.001 per share. Our authorized capital stock also includes 100,000,000 shares of Preferred Stock, par value $0.001. Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

WRITTEN CONSENT OF THE
MEMEBERS OF THE BOARD OF DIRECTORS OF
NUVUS GRO CORP.
(a Nevada Corporation)

The undersigned, being the members of the Board of Directors of Nuvus Gro Corp. (the "Company") hereby adopts the following resolutions by signing this written consent thereto pursuant to the Nevada Revised Statutes as of the 22nd day of September 2022.

RESOLVED, The Articles of Incorporation of the Company is hereby amended by replacing the first paragraph of Article Three, in its entirety, with the following:

> First paragraph of Article 3 - Authorized Stock - Description of Capital Stock and Rights - General is replaced as follows:
>
> General
>
> Our authorized capital stock consists of 20,000,000,000 shares of common stock, par value \$0.001 per share. Our authorized capital stock also includes 100,000,000 shares of Preferred Stock, par value \$0.001. Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

RESOLVED, a Certificate of Amendment to the Articles of Incorporation may be filed with the Secretary of State of Nevada reflecting the above amendment.

RESOLVED, that any actions taken by the Company or any officers prior to the date of the foregoing resolutions adopted hereby, that are within the authority conferred thereby, are hereby ratified, confirmed and approved as the acts and deeds of the Company.

RESOLVED, that this consent may be executed by digital signature and upon such execution shall have the same force and effect as an original.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Company, consent hereto in writing as of the date first written above and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

Jake P. Noch

Paul Ring

James R. Chillemi

Vito M. Roppo

Vito Roppo

Rodrigo Di Federico

Doc ID: 1d4dd764b2ed8d0fc945690d124da3449a502c5a

ACTION BY THE WRITTEN CONSENT OF THE STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON STOCK OF NUVUS GRO CORP.

The undersigned, being the holders of a majority of the outstanding common stock (the "Majority Stockholders") of Nuvus Gro Corp., a Nevada corporation (the "Corporation"), do hereby waive any and all requirements for the holding of a meeting of the stockholders of the Corporation and do hereby adopt the following resolutions by signing their written consent thereto pursuant to Nevada Revised Statutes as of September 22, 2022.

RESOLVED, the authorized shares of Common Stock shall be increased to 20,000,000,000 and the Board is hereby authorized to file a Certificate of Amendment to the Certificate of Incorporation implementing such increase.

RESOLVED, that the Corporation is authorized and directed to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability.

IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the outstanding shares of common stock of the Corporation, certify that each approves and ratifies the resolutions as described above.

Jake P. Noch Family Office LLC
By:____________________
Name: Jake P. Noch
Title: Manager
No. of Shares: 3,514,310,000

Vito M. Roppo
____
Vito Roppo
No. of Shares: 12,415,750

____
Paul Ring
No. of Shares: 1,241,575

____
Rodrigo Di Federico
No. of Shares: 8,691,025

____
James R. Chillemi
No. of Shares: 1,241,575

Total Shares Issued and Outstanding: 3,566,945,290
Shares Represented Above: 3,537,900,000
Percentage of Outstanding Vote: 99.2%

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/22/2022

Work Order Item Number:	W2022092201595-2397382
Filing Number:	20222631923
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	9/22/2022 2:18:00 PM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: C25725-1997 **Entity Name:** NUVUS GRO CORP

Entity Status: Active **Expiration Date:** None

Non-Commercial Registered Agent
KARIN ROHRET
350 S DURANGO DRIVE STE 128, LAS VEGAS, NV 89145, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State